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                                  EXHIBIT 5.1

                     OPINION OF BROBECK, PHLEGER & HARRISON





                                 July 14, 1995



Biomagnetic Technologies, Inc.
9727 Pacific Heights Blvd.
San Diego, California 92121-3719

Ladies and Gentlemen:

         We have acted as counsel to Biomagnetic Technologies, Inc., a California corporation (the "Company"), in connection with the registration of 5,346,677 shares of Common Stock (the "Common Stock"), as described in Pre-Effective Amendment No. 1 on Form S-3 to the Company's Registration Statement on Form S-1 as originally filed July 8, 1994 (the "Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

         We are familiar with the corporate proceedings taken by the Company in connection with the issuance and sale of the Common Stock. It is our opinion that the Common Stock, when, as and if resold in accordance with the Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus which is part of the Registration Statement.

                                            Very truly yours,



                                            BROBECK, PHLEGER & HARRISON





                                  EXHIBIT 5.1